UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2005
CYTOKINETICS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50633 (Commission File Number)	94-3291317 (IRS Employer Identification No.)
280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 624-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

EXPLANATORY NOTE
     This Amendment No. 1 to Form 8-K/A amends Cytokinetics, Incorporated’s (the “Company”) Current Report on Form 8-K originally filed on April 5, 2005 (the “Original Filing”). The Company is refiling Item 5.02 of the Original Filing in connection with the appointment on October 17, 2005 of Mark McDade, a current director of the Company, to a position on the Compensation Committee of the Board of Directors of the Company.
     Except as described above, no other changes have been made to the Original Filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On April 1, 2005, Dr. William J. Rutter tendered his resignation from the Board of Directors of Cytokinetics, Incorporated (the “Company”) as a Class I Director and as a member of the Audit Committee and Nominating and Governance Committee, with such resignations effective on April 5, 2005.
     (d) On April 1, 2005, the Board of Directors of the Company and the Nominating and Governance Committee appointed Dr. James H. Sabry, an existing director of the Company, to fill Dr. Rutter’s vacancy in the Class I Directors and appointed Mark McDade, a new director of the Company, to fill Dr. Sabry’s vacancy in the Class III Directors, with such appointments effective as of April 5, 2005. In addition to the foregoing, the Nominating and Governance Committee may appoint Mr. McDade to one or more of the standing committees of the Board of Directors of the Company. On October 17, 2005, the Nominating and Governance Committee appointed Mr. McDade as a member of the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
/s/ James H. Sabry
James H. Sabry
President and Chief Executive Officer

Date: October 17, 2005